Independent Auditors' Consent


To the Board of Directors and Shareholders of The Dreyfus/Laurel Funds, Inc.

We consent to the use of our reports dated December 15, 1998, with respect to the sixteen Funds listed below of The Dreyfus/Laurel Funds, Inc., incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Transfer and Dividend Disbursing Agent, Custodian, Counsel and Independent Auditors" in the Statement of Additional Information.

Funds
Dreyfus BASIC S&P 500 Stock Index Fund
Dreyfus Bond Market Index Fund
Dreyfus Disciplined Intermediate Bond Fund
Dreyfus Institutional Government Money Market Fund
Dreyfus Institutional Prime Money Market Fund
Dreyfus Institutional U.S. Treasury Money Market Fund
Dreyfus Money Market Reserves
Dreyfus Municipal Reserves
Dreyfus Premier Balanced Fund
Dreyfus Premier Large Company Stock Fund
Dreyfus Premier Limited Term Income Fund
Dreyfus Premier Midcap Stock Fund
Dreyfus Premier Small Cap Value Fund
Dreyfus Premier Small Company Stock Fund
Dreyfus Premier Tax Managed Growth Fund
Dreyfus U.S. Treasury Reserves

                                             KPMG LLP

New York, New York
February 26, 1999